PHOTRONICS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measure
Reconciliation of GAAP Net income to EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 28,	July 29,	July 28,	July 29,
	2013	2012	2013	2012
GAAP Net income (a)	$6,364	$11,267	$14,665	$25,638

Add: interest expense	1,909	2,012	5,707	5,587
Add: income tax expense	2,689	3,258	6,155	9,242
Add: depreciation and amortization	17,212	20,403	53,954	63,787
Add: special items (b)	993	878	2,818	2,418
EBITDA	$29,167	$37,818	$83,299	$106,672

(a)	Includes net income attributable to noncontrolling interests.

(b)	Special items consist of stock compensation expense, and in 2012 non-cash consolidation and restructuring charges and warrants income.